UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: June 30, 2016

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2016, Oragenics, Inc., a Florida corporation (the “Company”) entered into a Stock Purchase Agreement pursuant to which the Company issued and sold to three accredited investors (the “Investors”) an aggregate of 9,045,679 shares of restricted common stock (“Shares”) at a purchase price of $0.5159 per Share (the “Offering”) which was the midpoint of the closing quote on the Company’s primary exchange, NYSE MKT, on June 29, 2016 as required by NYSE listing standards. The offering resulted in aggregate gross proceeds of approximately $4.667 million of which $2 million is payable to the Company on September 30, 2016 by the Koski Family Limited Partnership (the “KFLP”) pursuant to an unsecured promissory note (the “Note”). The Investors in the Offering included current Company shareholders, KFLP and Intrexon Corporation, as well as the Company’s Chairman, Dr. Frederick Telling. No brokerage or finder’s fees or commissions were paid by the Company to any person in connection with the Offering.

The Stock Purchase Agreement contains customary representations, warranties and agreements and the Investors have been granted certain piggyback registration rights in the event the Company files a registration statement relating to the offering of its securities for its account, subject to customary exceptions. The Note is unsecured and bears interest at the rate of three percent (3%) per annum. A copy of the Stock Purchase Agreement and the Note are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Stock Purchase Agreement and the Note are only a summary of the material terms of the Stock Purchase Agreement and the Note and do not purport to be complete. Such descriptions are qualified in its entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Offering was made solely to accredited investors (as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)) in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations and warranties of each of the Investors contained in the Stock Purchase Agreement including that such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D and did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities referred to herein have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On June 30, 2016, the Company issued a press release announcing the transactions described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement dated as of June 30, 2016 by and among the Company and the purchasers party thereto.

10.2	Unsecured Promissory Note dated June 30, 2016.

99.1	Press Release dated June 30, 2016.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2016	ORAGENICS, INC. (Registrant)

	BY:	/s/ Michael Sullivan
Michael Sullivan
Chief Financial Officer